Exhibit 10.2

Okada Manila International, Inc. (the “Company”)

2022 EQUITY AWARD PLAN (the “Plan”)

1.	Purpose

The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby employees, directors and consultants of the Company and its Affiliates can acquire and maintain Common Stock ownership, or be paid incentive compensation in Common Stock, or measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Performance Awards, or any combination of the foregoing.

2.	Definitions

The following definitions shall be applicable throughout the Plan.

a)

“Affiliate” means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company and (ii) to the extent provided by the Committee, any entity in which the Company has a significant equity interest.

b)

“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Performance Award granted under the Plan.

c)	“Black-Scholes” means the financial market industry standard stock option valuation model

d)	“Board” means the Board of Directors of the Company.

e)

“Cause” means the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the reasonable determination by the Committee that the Participant has materially ceased to perform his duties to the Company, or an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his contractually required duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty with respect to his duties to the Company, (iv) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors with respect to his duties to the Company or (v) in the case of a Participant who is a non-employee director, the Participant ceasing to be a member of the Board in connection with the Participant engaging in any of the activities described in clauses (i) through (iv) above.

f)

“Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by Universal Entertainment Corporation (“UEC”) or any Related Party or any group of which UEC or a Related Party is a member (a “Designated Holder”), (IV) any acquisition which complies with clauses (A) and (B) of subsection (v) of this Section 2(f), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); (ii) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of a registration statement of the Company describing such person’s inclusion on the Board, or a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (iii) the dissolution or liquidation of the Company; (iv) the sale, transfer or other disposition of all or substantially all of the business or assets of the Company, other than any such sale, transfer or other disposition to one or more Designated Holders; or (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination, and (B) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination. Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to the timing of payment of such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. In addition, a Change of Control will occur with respect to an individual Participant employed by the Company if, without Cause there is a significant diminution in the operating responsibilities or executive sphere of control for that individual, with an effect on such Participant’s Awards as described in Section 14(c).

g)

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

h)

“Committee” means (i) a committee of at least two people as the Board may appoint to administer the Plan or (ii) (x) if no such committee has been appointed by the Board or (y) even if such a committee has been appointed, with respect to the grant of an Award to a Non-Employee Director and the administration of such Award, the Board. Unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.

i)	“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such common stock may be converted or into which it may be exchanged.

j)	“Company” means Okada Manila International, Inc.., a Philippine corporation, and any successor thereto.

k)

“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement. The Date of Grant will include the Grant Date and the Initial Grant Date.

l)	“Director Restricted Stock” means a grant of Restricted Stock to a Non-Employee Director under Section 9 of the Plan.

m)	“Director Stock Option” means a grant of a Nonqualified Stock Option to a Non-Employee Director under Section 7 of the Plan.

n)

“Disability” means the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced, as determined by the Committee based upon medical evidence acceptable to it.

o)	“Effective Date” means the date when the shareholders of the SPAC vote to approve both the merger with the Company and the Plan, subject to consummation of the merger with the SPAC.

p)

“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation, if applicable.

q)

“Eligible Person” means any (i) individual regularly employed by the Company or Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate or (iii) consultant or advisor to the Company or an Affiliate who may be offered securities pursuant to a Registration Statement on Form S-8 under the Securities Act or any successor form that may be adopted by the Securities and Exchange Commission.

r)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

s)

“Fair Market Value”, on a given date means (i) if the Stock is listed on a national securities exchange, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value on such date based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service; notwithstanding the foregoing, on the Initial Grant Date the Fair Market Value shall equal the per share price of the Company as implied by the consideration paid in connection with the consummation of the merger between the SPAC and the Company.

t)

“Incentive Stock Option” means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth herein.

u)	“Grant Date” means for any employee Participant or Eligible director, the date upon renewal of an employment agreement or new term of directorship, respectively.

v)	“Initial Grant Date” means the date on which the merger between the SPAC and the Company is consummated.

w)

“Mature Shares” means shares of Stock owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Option Price or satisfy a withholding obligation in respect of an Award.

x)	“Non-Employee Director” shall mean a director of the Company who is not also an employee of the Company.

y)	“Nonqualified Stock Option” means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

z)	“Option” means an Award granted under Section 7 of the Plan.

aa)	“Option Period” means the period described in Section 7(c) of the Plan.

bb)	“Option Price” means the exercise price for an Option as described in Section 7(a) of the Plan.

cc)	“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

dd)	“Parent” means UEC or any other parent of the Company as defined in Section 424€ of the Code.

ee)	“Performance Award” shall mean any Award granted pursuant to Section 11 of the Plan.

ff)

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and may include, but shall not be limited to, the following: (i) net earnings or net income; (ii) basic or diluted earnings per share; (iii) net revenue or net revenue growth; (iv) gross gaming revenue or gross gaming revenue growth, (v) operating income; (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation, amortization and/or rents; (ix) share price (including, but not limited to, growth measures and total stockholder return); (x) expense targets; (xi) margins; (xii) operating efficiency; (xiii) market share; and (xiii) objective measures of customer satisfaction. Any one or more of the Performance Criterion may be used to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (ix) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph.

gg)

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

hh)

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (i)asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v)extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii)any other unusual or nonrecurring events, (viii) foreign exchange gains and losses, and (ix) a change in the Company’s fiscal year.

kk)

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award under the Plan.

ll)	“Plan” means this Okada Manila International, Inc. 2022 Equity Award Plan (Amended and Restated).

mm)	“Related Party” means Okada Holdings Limited and UEC and any affiliated entities under their control.

oo)

“Restricted Period” means, with respect to any Award of Restricted Stock or any Restricted Stock Unit, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 9 of the Plan or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

pp)	“Restricted Stock Unit” means a hypothetical investment equivalent to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

qq)	“Restricted Stock” means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in Section 9 of the Plan.

rr)	“Securities Act” means the Securities Act of 1933, as amended.

ss)	“SPAC” means the Delaware registered entity 26 Capital Acquisition Corporation.

tt)	“Stock” means the Common Stock or such other authorized shares of stock of the Company as the Committee may from time to time authorize for use under the Plan.

uu)	“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

vv)	“Stock Bonus” means an Award granted under Section 10 of the Plan.

ww)

“Stock Option Agreement” means any agreement between the Company and a Participant who has been granted an Option pursuant to Section 7 of the Plan which defines the rights and obligations of the parties thereto.

xx)

“Strike Price” means, (i) in the case of a SAR granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

yy)	“Subsidiary” means any subsidiary of the Company as defined in Section 424(f) of the Code.

zz)	“Vested Unit” shall have the meaning ascribed thereto in Section 9(e) of the Plan.

3.	Effective Date, Duration and Stockholder Approval

The Plan will become effective as of the Effective Date. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(i) of the Code; provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

The expiration date of the Plan, on and after which no Awards may be granted hereunder, shall occur ten years after the Effective Date; provided, however, that such termination shall not affect Awards then outstanding, the terms and conditions of the Plan shall continue to apply to such Awards, and the administration of the Plan shall continue in effect until all matters relating to Awards previously granted have been settled.

4.	Administration

(a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the power, and in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Stock, other securities, other Options, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations; (ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall not have the authority to unilaterally alter or modify the terms of Awards to be made to employees on the Initial Grant Date.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all parties, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) Subject to the provisions of the Plan and applicable law, the Committee may delegate to the CEO and/or any other senior officer of the Company the authority to grant Awards under the Plan to any Eligible Person (other than a Non-Employee Director or an officer of the Company or its Subsidiaries who is subject to the provisions of Section 16 of the Exchange Act), provided that such grants are consistent with guidelines established by the Committee from time to time and to the extent permitted by applicable law.

5.	Grant of Awards; Shares Subject to the Plan

Subject to Section 4 of the Plan, the Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and/or Performance Awards to one or more Eligible Persons; provided, however, that:

(a) Subject to Section 13 of the Plan, the aggregate number of shares of Stock in respect of which Awards may be granted under the Plan is equal to 10% of the shares of the Company that are outstanding immediately following the consummation of the merger between the Company and the SPAC, calculated on a fully-diluted basis1;

[1]	NTD: For the avoidance of doubt, the 750,000 Parent ADSs reserved under the management bonus plan (as described in the Merger Agreement) will not count against the share reserve under this Plan.

(b) Shares of Stock shall be deemed to have been used in settlement of Awards only to the extent that Shares of Stock have actually been issued in respect thereof. For the avoidance of doubt, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any of its Affiliates to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for future Awards under the Plan. Shares of Stock, if any, that are repurchased by the Company using the proceeds received by the Company from the exercise of any Option or Stock Appreciation Right or from the payment of any purchase price with respect to any other Award shall be added to the aggregate number of shares of Stock available for future Awards under the Plan. In accordance with (and without limitation upon) the foregoing, if and to the extent an Award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any Shares of Stock as a result thereof, the shares covered by such Award shall again become available for future Awards under the Plan.

(c) Stock delivered by the Company in settlement of Awards may be authorized and unissued Stock, Stock held in the treasury of the Company, Stock purchased on the open market or by private purchase, or a combination of the foregoing.

(d) Without limiting the generality of the preceding provisions of this Section 5, and subject to Section 16 (b) of the Plan, the Committee may, but solely with the Participant’s consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements and the requirements of any stock exchange and stock quotation system on or over which the Stock is listed or traded, as applicable, as of the date such new Award is granted.

6.	Eligibility

Participation shall be limited to Eligible Persons who have entered into an agreement with respect to an Award or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Options

The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person; provided, however, that no Incentive Stock Option shall be granted to any Eligible Person who is not an employee of the Company or Subsidiary. Each Option so granted shall be subject to the conditions set forth in this Section 7, or to such other conditions as may be reflected in the applicable Stock Option Agreement. All of the shares of Stock in respect of which Awards may be granted pursuant to Section 5(a) of the Plan may be granted in the form of Incentive Stock Options.

(a) Option Price. The exercise price (“Option Price”) per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to Section 7(e) of the Plan, the Fair Market Value of a share of Stock on the Date of Grant, and (ii) in the case of a Nonqualified Stock Option, the Fair Market Value of a share of Stock; provided, however, that Director Stock Options shall have an Option Price per share of Stock no less than the Fair Market Value of a share of Stock on the Date of Grant and the Option Price of Stock Options made on the Initial Grant Date shall be equal to the per share price of the Company as implied by the consideration paid in connection with the consummation of the merger between the SPAC and the Company.

(b) Manner of Exercise and Form of Payment. No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable (i) in cash and/or shares of Stock valued at the Fair Market Value at the time the Option is exercised (including by means of attestation of ownership of a sufficient number of shares of Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Stock are Mature Shares, (ii) in the discretion of the Committee, either (A) in other property having a fair market value on the date of exercise equal to the Option Price or (B) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of loan proceeds, or proceeds from the sale of the Stock subject to the Option, sufficient to pay the Option Price or (iii) by such other method as the Committee may allow. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in the manner described in clause (ii) or (iii) of the preceding sentence if the Committee determines that exercising an Option in such manner would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter dealer quotation system on which the securities of the Company or any Affiliates are listed or traded.

(c) Vesting, Option Period and Expiration. Options, other than Director Stock Options, shall vest and become exercisable in such manner and on such date or dates determined by (i) any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, (ii) in the absence of such an employment, consulting or other agreement, by the Committee, and shall expire after such period, not to exceed ten years, as may be determined by (x) any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, (y) in the absence of such an employment, consulting or other agreement, the Committee (as applicable, the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires.

(d) Grant Date Valuation. Black Scholes shall be used to determine the value of both Incentive Stock Options and Nonqualified Stock Options on the Date of Grant, including the Initial Grant Date and the Grant Date.    For purposes of determining the Black Scholes value of Stock Options granted on the Initial Grant Date, the exercise price shall equal the per share price of the Company as implied by the consideration paid in connection with the consummation of the merger between the SPAC and the Company.

(e) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Except as specifically provided otherwise in such Stock Option Agreement, each Option granted under the Plan shall be subject to the following terms and conditions: (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, (ii) No shares of Stock shall be delivered pursuant to any exercise of an Option until the Company has received full payment of the Option Price therefor, (iii) Each Option shall cease to be exercisable, as to any share of Stock, when the Participant purchases the share or exercises a related SAR or when the Option expires; (iv) Each Option (other than Director Stock Options) shall vest and become exercisable by the Participant in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement, and (vii) A Stock Option Agreement may, but need not, include a provision whereby a Participant may elect, at any time before the termination of the Participant’s employment with the Company, to exercise the Option as to any part or all of the shares of Stock subject to the Option prior to the full vesting of the Option.

(f) Director Stock Options. (i) Notwithstanding any of this Section 7 to the contrary: (A) On the effective date of the merger with the SPAC, each Non-Employee Director shall be automatically granted without further action by the Committee a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes) of $200,000; and (B) On the date any person first becomes a Non-Employee Director following the effective date of the initial public offering of the Common Stock, such person shall be automatically granted without further action by the Committee a Nonqualified Stock Option to purchase such number of shares of Stock as shall be determined by the Board to be necessary for such Nonqualified Stock Option to have an aggregate grant date value (based on the Black-Scholes) of $200,000. (ii) All Options granted to Non-Employee Directors pursuant to Section 7(f)(i) of the Plan shall hereinafter be referred to as “Director Stock Options” and shall be subject to the following conditions:

(A)	Option Price. All Directors Stock Options shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the Date of Grant.

(B)

Vesting. All Director Stock Options shall vest and become exercisable over a period of three years at the rate of 33.33% on each of the three consecutive anniversaries of the applicable Date of Grant, provided the Non-Employee Director’s service as a director continues through each such anniversary.

(C)	Term. The term of each Director Stock Option (the “Director Option Term”), after which each such Director Stock Option shall expire, shall be ten years from the Date of Grant.

(D)

Expiration. If prior to the expiration of the Director Option Term of a Director Stock Option a Non-Employee Director shall cease to be a member of the Board, the Director Stock Option shall expire on the earlier of the expiration of the Director Option Term or (i) one year after such cessation on account of the death of the Non-Employee Director or (ii) three months after the date of such cessation for any other reason. In the event a Non-Employee Director ceases to be a member of the Board for any reason, any unexpired Director Stock Option shall thereafter be exercisable until its expiration only to the extent that such Option was exercisable at the time of such cessation, except in the case of a cessation on account of the death of the Non-Employee Director, in which case such Option shall be fully exercisable.

(E)	Director Stock Option Agreement. Each Director Stock Option shall be evidenced by a Director Stock Option Agreement, which shall contain such additional provisions as may be determined by the Board.

8.	Stock Appreciation Rights

Any Option granted under the Plan may include SARs, either at the Date of Grant or, except in the case of an Incentive Stock Option, by subsequent amendment. The Committee also may award SARs to Eligible Persons independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

(a) Vesting, Transferability and Expiration. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award agreement.

(b) Automatic exercise. If on the last day of the Option Period (or in the case of a SAR independent of an option, the period established by the Committee after which the SAR shall expire), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option, and neither the SAR nor the corresponding Option has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(c) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one share of Stock on the exercise date over the Strike Price. The Company shall pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

(d) Grant Date Valuation. Black Scholes shall be used to determine the value of SARs or any Option granted as part of a grant of SARs on the Date of Grant, including the Initial Grant Date and the Grant Date.

(e) Method of Exercise. A Participant may exercise a SAR at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to be exercised, and the date on which such SARs were awarded.

(f) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, a SAR shall expire on a date designated by the Committee which is not later than ten years after the Date of Grant of the SAR.

9.	Restricted Stock and Restricted Stock Units

(a) Award of Restricted Stock and Restricted Stock Units. (i) The Committee shall have the authority (A) to grant Restricted Stock and Restricted Stock Units to Eligible Persons, (B) to issue or transfer Restricted Stock to Participants, and (C) to establish terms, conditions and restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, as applicable, which may differ with respect to each grantee, the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant. (ii) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee and (B) the appropriate blank stock powers with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b) of the Plan, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and at the discretion of the Committee, interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such cash dividends, stock dividends or earnings. (iii) Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued and, if it so determines, deposited together with the stock powers with an escrow agent designated by the Committee. If an escrow arrangement is used, the Committee may cause the escrow agent to issue to the Participant a receipt evidencing any stock certificate held by it, registered in the name of the Participant. (iv) The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award agreement. No shares of Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Stock (“Dividend Equivalents”). Such Dividend Equivalents shall be withheld by the Company for the Participant’s account, and at the discretion of the Committee, interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividends Equivalents.

(b) Restrictions. (i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (A) if an escrow arrangement is used, the Participant shall not been titled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (C) the shares shall be subject to forfeiture to the extent provided in Section 9 of the Plan and the applicable Award agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder shall terminate without further obligation on the part of the Company. (ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award agreement. (iii)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes inapplicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c) Restricted Period. The Restricted Period of Restricted Stock and Restricted Stock Units shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock and Restricted Stock Units indicated in a schedule established by the Committee in the applicable Award agreement.

(d) Grant Date Valuation. The value of any Restricted Stock or Restricted Stock units will equal the Fair Market Value on the Date of Grant, including the Initial Grant Date and the Grant Date.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 9(b) of the Plan and the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Stock for each such outstanding Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 9(a)(iv) of the Plan and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award agreement, the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Stock in lieu of delivering only shares of Stock for Vested Units or (ii) delay the delivery of Stock (or cash or part Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Stock, the amount of such payment shall be equal to the Fair Market Value of the Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

(f) Stock Restrictions. Each certificate (if any) representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following until the lapse of all restrictions with respect to such Stock as well as any other information the Company deems appropriate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Okada Manila International, Inc. 2022 Equity Award Plan and a Restricted Stock Purchase and Award Agreement, dated as of _____________, between Okada Manila International, Inc. and __________________. A copy of such Plan and Agreement is on file at the offices of Okada Manila International Corp.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

(g) Director Restricted Stock. Notwithstanding any of this Section 9 to the contrary, on the date of each of the Company’s annual meetings of stockholders following the initial public offering of the Common Stock, each Non-Employee Director shall be automatically granted, without further action by the Committee, shares of Restricted Stock having an aggregate Fair Market Value on the Date of Grant equal to the annual cash retainer payable to the Non-Employee Director in respect of the year commencing on the date of such annual meeting. All such shares of Restricted Stock granted to Non-Employee Directors shall hereinafter be referred to as “Director Restricted Stock” and shall contain the following provisions:

(i) Restricted Period. The Restricted Period in respect of Director Restricted Stock shall expire on the earlier to occur of (x) the one year anniversary of the applicable Date of Grant and (y) the date of the Company’s annual meeting of stockholders occurring in the calendar year following the calendar year in which the applicable Date of Grant occurs; provided, that the Non-Employee Director continues to serve as a member of the Board through such expiration of the Restricted Period or, if earlier, the date of the Non-Employee Director’s death; provided, further, that Director Restricted Stock as to which the Restricted Period has expired may not be sold or, other than as allowed under Section12(k) of the Plan, transferred by a Non-Employee Director while a member of the Board; provided, however, that a Non-Employee Director shall be permitted to sell that number of vested shares of Restricted Stock having an aggregate Fair Market Value equal to the amount of federal, state and local taxes incurred by the Participant as a result of the vesting of such shares of Restricted Stock.

(ii) Forfeiture. Except as provided in subsection (i) of this Section 9(f), if a Non-Employee Director shall cease to be a member of the Board for any reason prior to the expiration of the Restricted Period as to any Director Restricted Stock, such Director Restricted Stock shall be forfeited in its entirety.

(iii) Director Restricted Stock Agreement. Each Award of Director Restricted Stock shall be evidenced by a Director Restricted Stock Agreement, which shall contain such additional provisions as may be determined by the Board.

(iv) Non-Employee Director Election. Each Non-Employee Director may elect, in accordance with procedures established by the Committee, to receive a grant of Restricted Stock Units in lieu of each automatic annual award of shares of Director Restricted Stock, any such grant of Restricted Stock Units to have the same Fair Market Value, Restricted Period and other terms as the applicable grant of Director Restricted Stock. Notwithstanding the foregoing, any Non-Employee Director who elects to receive Restricted Stock Units may elect the settlement date for the Restricted Stock Units, provided that the settlement date for such Restricted Stock Units shall not be earlier than the date on which the Restricted Period lapses.

10.	Stock Bonus Awards

The Committee may issue unrestricted Stock, or other Awards denominated in Stock, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Bonus Award under the Plan shall be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

11.	Performance Awards and Other Performance-Based Awards

(a) General. The Committee shall have the authority, at the time of grant of any Award described in

Sections 7 through 10 of the Plan, to grant performance-based Awards under the Plan which constitute Performance Awards.

(b) Eligibility. The Committee will, in its sole discretion, designate which Participants will be eligible to receive performance-based Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any performance-based Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any performance-based Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Awards and Other Performance-Based Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula.

(d) Grant Date Valuation. The value of any Performance Awards will be estimated on the Date of Grant, including the Initial Grant Date and the Grant Date.

(e) Payment of Performance Awards

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) Determination of Performance. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved. The Committee shall then determine the actual size of each Participant’s Award for the Performance Period.

(iv) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the determinations required by this Section 11.

12.	General

(a) Additional Provisions of an Award. Awards to a Participant under the Plan also may be subject to any existing employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, any such other provisions (whether or not applicable to Awards granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options (provided, that the Committee determines that providing such financing does not violate the Sarbanes-Oxley Act of 2002), provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions necessary to comply with Federal and state securities laws and Federal and state tax withholding requirements, in each case, to the extent applicable to the Award. Any such provisions shall be reflected in the applicable Award agreement.

(b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person. At the discretion of the Committee, each Award (representing one share of Stock) may be credited with cash and stock dividends or Dividend Equivalents, as applicable. Such Dividend Equivalents shall be withheld by the Company for the Participant’s account, and at the discretion of the Committee, interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Award (and earnings thereon, if applicable) shall be distributed to the Participant upon vesting or settlement of such Award, as applicable, and, if such Award is forfeited, the Participant shall have no right to such Dividends Equivalents.

(c) Government and Other Regulations. The obligation of the Company to grant or settle Awards in Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award made or granted hereunder unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.

(d) Tax Withholding. Except as otherwise provided under applicable law, each Participant has the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant as a result of participation in the Plan and such that liability may exceed the amount (if any) withheld by the Company or the Employer. (i)A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any shares of Stock or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Stock or other property) of any required income tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding and taxes. (ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability or such other amount as may be permitted by applicable law and accounting standards) by (A) the delivery of Mature Shares owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Stock otherwise issuable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability. The Committee retains discretion to amend any Award or settlement of an Award in order to provide for efficient tax treatment for an Eligible Person.

(e) Claim to Awards and Employment Rights. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(i) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

(j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any person or persons other than himself.

(m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

(p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(q) Termination of Employment. Unless an applicable Award agreement provides otherwise, for purposes of the Plan a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or an Affiliate.

(r) Severability. If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Foreign Employees. In order to facilitate the making of any Award or combination of Awards under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate of the Company outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

13. Changes in Capital Structure

With respect to Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Stock subject to all Awards stated in Section 5(a) of the Plan, the Committee shall make an equitable adjustment or substitution, in order to prevent substantial enlargement or dilution of a Participant’s rights in a manner consistent with the purposes of the Plan, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan; provided, however, that the manner of any such equitable adjustment shall be determined by the Committee in its sole discretion. Any adjustment in Incentive Stock Options under this Section 13 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following in which the outstanding Awards are not assumed or substituted in connection therewith:

A. The Company is merged or consolidated with another corporation or entity and, in connection there with, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;

B. All or substantially all of the assets of the Company are acquired by another person;

C. The reorganization or liquidation of the Company; or

D. The Company shall enter into a written agreement to undergo an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event. The terms of this Section 13 may be varied by the Committee in any particular Award agreement.

14. Effect of Change in Control

(a) Except to the extent provided in a particular employment, consulting or any other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other agreement, any Award agreement: (i) In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award agreement to the contrary, the Committee shall provide that all Options and SARs shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and that the Restricted Period shall expire immediately with respect to 100 percent of all shares of Restricted Stock or Restricted Stock Units and other Awards (including a waiver of any applicable Performance Goals). To the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Stock subject to their Awards; (ii) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to each Participant his or her Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if greater, based on “target” level achievement of the applicable Performance Goals, and (C) cause all previously deferred Awards to be settled in full as soon as possible, to the extent permissible under Section 409A of the Code.

(b) Notwithstanding the foregoing, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards (if any) based upon the price per share of Stock to be received by other stockholders of the Company in the event; provided, however, that if the Option Price or Strike Price of any outstanding Award is equal to or greater than the value of such Award as determined in accordance with this Section 14(b), the Committee may cancel such Award without the payment of any consideration to the Participant.

(d) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15. Non exclusivity of the Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Amendments and Termination

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, (i) no amendment or modification may reduce the Option Price of any Option and (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower Option Price) in a manner which would be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act).

17. Section 409A of the Code

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6)months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.